SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 18, 2004

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 18, 2004, Commonwealth Biotechnologies, Inc. (“CBI”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) whereby CBI agreed to purchase certain assets of Genetics & IVF Institute, Inc. To the extent that the closing conditions referenced therein are satisfied, CBI shall purchase such assets for an aggregate purchase price of $1.1 million payable as follows: (1) $500,000 in cash and (2) $600,000 in debt secured by a letter of credit to be provided by Branch Banking & Trust. To the extent CBI fails to close the transactions contemplated by the Purchase Agreement within 30 days of the execution of the Purchase Agreement solely for reasons within its control, CBI shall pay the Seller a termination fee of $100,000. A copy of the Purchase Agreement is attached as an Exhibit hereto. A copy of the press release announcing such purchase is also attached as an Exhibit hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

10.1	Asset Purchase Agreement, dated November 18, 2004, by and between CBI and Genetics & IVF Institute, Inc.

99.1	Press release, dated November 19, 2004.

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D.
President and Chief Executive Officer

Dated: November 23, 2004

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EXHIBIT INDEX

Number	Description of Exhibit
10.1	Asset Purchase Agreement, dated November 18, 2004, by and between CBI and Genetics & IVF Institute, Inc.

99.1	Press release, dated November 19, 2004.

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